Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ocugen, Inc. 2019 Equity Incentive Plan and Ocugen, Inc. 2014 Stock Option Plan of Ocugen Inc., of our report dated March 27, 2020, with respect to the consolidated financial statements of Ocugen, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 27, 2020